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                                                                  EXHIBIT 3.3







                             CERTIFICATE OF MERGER

                                       OF

                        FLORIDA PANTHERS HOLDINGS, INC.,
                             a Florida Corporation

                                 WITH AND INTO

                        FLORIDA PANTHERS HOLDINGS, INC.,
                             a Delaware Corporation

     Florida Panthers Holdings, Inc., a Delaware corporation, hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations is as follows:


     (a)  Florida Panthers Holdings, Inc., a Florida corporation
("Panthers - FL");


and

     (b) Florida Panthers Holdings, Inc., a Delaware corporation ("Panthers - DE").


     2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of November 17, 1997, among Panthers - DE and Panthers - FL has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(b) of the General Corporation Law of the State of Delaware.


     3. The name of the surviving corporation is Florida Panthers Holdings, Inc. (the "Surviving Corporation").


     4. The Certificate of Incorporation of Panthers - DE shall be the Certificate of Incorporation of the Surviving Corporation.


     5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

     6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.


     7. The authorized capital stock of Panthers - FL is 100,000,000 shares of Class A common stock, par value $.01 per share and 10,000,000 shares of Class B common stock, par value $.01 per share.

     IN WITNESS WHEREOF, Panthers - DE has caused this certificate to be signed as of the 17th day of November, 1997.


                                                FLORIDA PANTHERS HOLDINGS, INC.,
                                                a Delaware corporation


                                                By: /s/ Mark Gentile
                                                   ----------------------------
                                                   Mark Gentile
                                                   Sole Director